UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2019

YANGTZE RIVER PORT AND LOGISTICS LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-38062	27-1636887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 John Street, Suite 2A, New York, NY	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 861-3315

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On April 16, 2019, Yangtze River Port and Logistics Limited (“Company”) entered into a Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (the “Agent”), pursuant to which the Company may offer and sell from time to time up to an aggregate of $100,000,000 shares of the Company’s common stock (the “Placement Shares”), through the Agent.

The offer and sale of the Placement Shares, if any, will be made through a prospectus supplement, dated April 16, 2019, to the prospectus included in the Company’s Registration Statement on Form S-3 (File No. 333-223788) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (“SEC”) on September 13, 2018.

Sales of the Placement Shares, if any, pursuant to the Sales Agreement, may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Upon delivery of a Placement Notice and subject to the terms and conditions of the Sales Agreement, the Agent will act as sales agent and will use commercially reasonable efforts to sell on the Company’s behalf all of the Placement Shares requested to be sold by the Company, consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and the Company.

The Company has no obligation to sell any of the Placement Shares under the Sales Agreement. The Sales Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares to or through the Sales Agent on the terms and subject to the conditions set forth in the Sales Agreement. The Sales Agreement may be terminated by the Agent or the Company as permitted therein.

The Company intends to use the net proceeds from this offering for general working capital purposes.

The Sales Agreement contains customary representations, warranties and agreements by the Company, as well as indemnification obligations of the Company for certain liabilities under the Securities Act.

Under the terms of the Sales Agreement, the Company will pay the Agent a commission equal to 3% of the gross proceeds from each sale of Placement Shares sold through it under the Sales Agreement. In addition, the Company has agreed to pay certain expenses incurred by the Agent in connection with the offering.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The description of the material terms of the Sales Agreement is not intended to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Sichenzia Ross Ference LLP, counsel to the Company, has issued an opinion to the Company, dated April 16, 2019, regarding the validity of the Placement Shares. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
1.1	Sales Agreement, dated April 16, 2019, by and between Yangtze River Port and Logistics Limited and A.G.P./Alliance Global Partners
5.1	Opinion of Sichenzia Ross Ference LLP
23.1	Consent of Sichenzia Ross Ference LLP (included in the Opinion of Sichenzia Ross Ference LLP filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YANGTZE RIVER PORT AND LOGISTICS LIMITED

Date : April 16, 2019	By:	/s/ Xiangyao Liu
Xiangyao Liu
President and Chief Executive Officer

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